                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): MAY 1, 2000



                                  PROBEX CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          COLORADO                               001-15567                       33-0294243
-------------------------------           ------------------------           -------------------
(State or other jurisdiction of           (Commission File Number)              (IRS Employer
incorporation or organization)                                                Identification No.)


1467 LEMAY, SUITE 111
CARROLLTON, TEXAS                                                    75007
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code (972) 466-1555

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K previously filed with the Commission on May 16, 2000, relating to the acquisition by Probex Corp., a Colorado corporation (the "Registrant" or "Probex"), through its newly formed, wholly-owned subsidiary, Probex Fluids Recovery, Inc., a Delaware corporation ("PFR"), of substantially all of the assets of Petroleum Products, Inc., an Ohio corporation ("PPI"), and Intercoastal Trading Company, Inc., an Ohio corporation ("ITC"), on May 1, 2000. The following documents are included as part of this report:

               (a) Financial Statements of the Businesses Acquired.

                   (i) Audited Combined Financial Statements.

The following audited combined financial statements of PPI and ITC are hereby included as part of this report:

         Report of Independent Auditors....................................................F-1

         Combined Balance Sheets as of December 31, 1999 and 1998..........................F-2

         Combined Statements of Income for the years ended December 31,
         1999, 1998 and 1997...............................................................F-3

         Combined Statements of Cash Flows for the years ended
         December 31, 1999, 1998 and 1997..................................................F-4

         Combined Statements of Changes In Stockholders' Equity for
         years ended December 31, 1999, 1998, 1997 and 1996................................F-5

         Notes to Combined Financial Statements............................................F-6

                   (ii) Interim Condensed Combined Financial Statements (Unaudited). The following interim condensed combined financial statements of PPI and ITC are hereby included as part of this report.

         Condensed Combined Balance Sheet at March 31, 2000................................F-10

         Condensed Combined Statements of Income for the three months ended March 31,
         2000 and 1999.....................................................................F-11

         Combined Statements of Cash Flows for the three months ended March 31,
         2000 and 1999.....................................................................F-12

         Notes to Interim Condensed Combined Financial Statements..........................F-13

               (b) Pro Forma Financial Information (Unaudited). The pro forma financial statements of the Registrant are hereby included as part of this report:

         Pro Forma Combined Condensed Financial Statements (unaudited).....................PF-1

         Pro Forma Combined Condensed Balance Sheet (unaudited) as
         of December 31, 1999..............................................................PF-2

         Pro Forma Combined Condensed Statement of Operations (unaudited)
         for the  Year Ended September 30, 2000............................................PF-3

         Pro Forma Combined Condensed Statement of Operations (unaudited)
         for the Six Months Ended March 31, 2000 ..........................................PF-3

               (c) Exhibits.

               None

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 17, 2000.


                                              PROBEX CORP.


                                              By: /s/ Bruce A. Hall
                                                  -----------------------------
                                                  Bruce A. Hall
                                                  Chief Financial Officer

                         REPORT OF INDEPENDENT AUDITORS

Stockholders
Petroleum Products,Inc. and Intercoastal Trading Company, Inc.

We have audited the accompanying combined balance sheets of Petroleum Products, Inc. and Intercoastal Trading Company, Inc. ("the Company") as of December 31, 1999 and 1998, and the related combined statements of income, cash flows and changes in stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Petroleum Products, Inc. and Intercoastal Trading Company, Inc. at December 31, 1999 and 1998, and the combined results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                               /s/ Ernst & Young LLP

Dallas, Texas
June 9, 2000

         PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

                             COMBINED BALANCE SHEETS


                                                                         DECEMBER 31,
                                                                      1999         1998
                                                                    --------     --------
ASSETS
Current assets:
    Cash and cash equivalents                                       $155,301     $  8,547
    Accounts receivable                                               87,544      186,600
    Accounts receivable - employees                                       --       27,177
    Inventories                                                      236,397           --
    Other current assets                                              59,995       20,625
                                                                    --------     --------
Total current assets                                                 539,237      242,949

Property and equipment--net                                          296,444      296,647
                                                                    --------     --------
           Total assets                                             $835,681     $539,596
                                                                    ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                           $133,787     $  4,566
    Current portion of long-term debt                                 44,126       53,800
                                                                    --------     --------
Total current liabilities                                            177,913       58,366

Long-term debt, less current portion                                  76,582       68,292

                                                                    --------     --------
      Total  liabilities                                             254,495      126,658

Commitments and Contingencies                                             --           --

Stockholders' equity:
    Common stock, $1.00 par value:
      Authorized -- 500 shares, Petroleum Products and
         Intercoastal Trading Company
      Issued -- 500 shares in 1999 and 1998, Petroleum Products
          and 500 shares in 1999, Intercoastal Trading Company         1,000          500
    Retained earnings                                                580,186      412,438
                                                                    --------     --------
Total stockholders' equity                                           581,186      412,938
                                                                    --------     --------
         Total liabilities and stockholders' equity                 $835,681     $539,596
                                                                    ========     ========


See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

                          COMBINED STATEMENTS OF INCOME


                                         YEAR ENDED DECEMBER 31,
                                          1999             1998
                                      -----------      -----------
Revenues                              $ 2,658,840      $ 1,603,683
Cost of goods sold                     (1,309,717)        (672,418)
                                      -----------      -----------
Gross margin                            1,349,123          931,265

Expenses:
    Payroll and employee benefits         353,874          310,195
    Repairs and Maintenance               115,710          106,489
    Depreciation                           54,453           44,147
    Taxes & Licenses                       46,285           44,993
    Advertising                               581              189
    Fuel                                  102,076           94,890
    Insurance                              97,349           78,963
    Utilities                              24,971            9,634
    Rent                                   57,047               --
    Other                                  63,604           49,236
                                      -----------      -----------
Total Operating Expenses                  915,950          738,736
                                      -----------      -----------
Operating income                          433,173          192,529

Other income (expense):                   (14,483)          13,122
                                      -----------      -----------
Net income                            $   418,690      $   205,651
                                      ===========      ===========



See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS


                                                       YEAR ENDED DECEMBER 31,
                                                         1999           1998
                                                       ---------      ---------
OPERATING ACTIVITIES
Net income                                             $ 418,690      $ 205,651
Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                        54,453         44,147
      Changes in operating assets and liabilities:
        Accounts receivable                               99,056         70,768
        Accounts receivable - employees                   27,177             --
        Inventories                                     (236,397)            --
        Other current assets                             (39,370)        (3,258)
        Accounts payable and accrued expenses            129,221        (31,411)
                                                       ---------      ---------
Net cash provided by operating activities                452,830        285,897

INVESTING ACTIVITIES
Purchases of property and equipment                      (54,250)      (109,550)
                                                       ---------      ---------
Net cash used in investing activities                    (54,250)      (109,550)

FINANCING ACTIVITIES
Proceeds from sale of stock                                  500             --
Cash distributions to investors                         (250,942)      (229,151)
Proceeds from (principal payments on) revolving
    line of credit and long-term debt--net                (1,384)        60,709
                                                       ---------      ---------
Net cash used in financing activities                   (251,826)      (168,442)

Increase in cash and cash equivalents                    146,754          7,905

Cash and cash equivalents at beginning of year             8,547            642
                                                       ---------      ---------
Cash and cash equivalents at end of year               $ 155,301      $   8,547
                                                       =========      =========


SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                 $  14,483      $   9,617
                                                       =========      =========



See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                       COMMON                        TOTAL
                                                        STOCK        RETAINED     STOCKHOLDERS'
                                                      (DOLLARS)      EARNINGS        EQUITY
                                                      ---------     ---------     -------------

BALANCE AT DECEMBER 31, 1997                          $     500     $ 435,938      $ 436,438

DISTRIBUTIONS TO SHAREHOLDERS                                --      (229,151)      (229,151)

NET INCOME                                                   --       205,651        205,651
                                                      ---------     ---------      ---------
BALANCE AT DECEMBER 31, 1998                                500       412,438        412,938

ISSUANCE OF STOCK BY INTERCOASTAL TRADING COMPANY           500            --            500

DISTRIBUTIONS TO SHAREHOLDERS                                --      (250,942)      (250,942)

NET INCOME                                                   --       418,690        418,690
                                                      ---------     ---------      ---------
Balance at December 31, 1999                          $   1,000     $ 580,186      $ 581,186
                                                      =========     =========      =========


See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF OPERATIONS

Petroleum Products, Inc. ("PPI") was incorporated in the state of Ohio in 1981 and operates as a waste oil recycling company primarily in Ohio. Intercoastal Trading Company, Inc. ("ITC"), which was incorporated in 1999 in the state of Ohio, purchases recycled oil from PPI and other used oil collectors and sells primarily in the Gulf Coast market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of PPI and ITC (collectively, the "Companies"). Intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. There is a risk that the Companies will forecast demand for its products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that the Companies will not accumulate excess inventory and incur inventory lower of cost or market charges in the future.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed on straight-line over the estimated useful lives, ranging from 10 to 40 years for buildings and improvements and 7 to 10 years for equipment.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


LONG-LIVED ASSETS

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less then the assets' carrying value. If impairment has occurred, an impairment loss would be recognized for the excess of the carrying value over the fair value of the assets.

REVENUE RECOGNITION

Revenue is recognized when title passes to the customer, typically upon delivery.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

The Companies' financial instruments that are exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable, for which the carrying amounts approximate fair value.

INCOME TAXES

The Companies have elected to be taxed as an "S corporation", whereby the taxable income or loss is allocated to the stockholders and reported in their individual income tax returns. Accordingly, there is no provision for income taxes in the accompanying financial statements.

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


3. PROPERTY AND EQUIPMENT

The cost and accumulated depreciation of property and equipment are as follows:


                                        DECEMBER 31,
                                    1999           1998
                                  ---------      ---------
Land and improvements             $  15,000      $  15,000
Buildings and improvements          110,705        110,705
Fleet equipment                     474,319        420,069
Equipment                           130,139        130,139
                                  ---------      ---------
                                    730,163        675,913
Less accumulated depreciation      (433,719)      (379,266)
                                  ---------      ---------
                                  $ 296,444      $ 296,647
                                  =========      =========

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


4. NOTES PAYABLE AND LINE OF CREDIT

Long-term debt consists of the following:

                                                                                      DECEMBER 31,
                                                                                   1999           1998
                                                                                 ---------      ---------
Note payable for machinery and equipment, payable in 60 monthly installments of $1,736.11, including interest at 8.75% per annum, due
June 2003, secured by personal guarantee of stockholders.                        $  61,334      $  76,092

Note payable for machinery and equipment, payable in 48 monthly installments of $560.89, including interest at 8.16% per annum. The
note is secured by the machinery and equipment.                                      4,881         10,456

Note payable for machinery and equipment, payable in 60 monthly installments of $1,292.30, including interest at 10.5% per annum, secured by the
machinery and equipment.                                                                --         12,322

Note payable for machinery and equipment, payable in 48 monthly installments of $1,056.14, including interest at 10.5% per annum, due July 2003, secured
by personal guarantee by a stockholder.                                             36,987             --

$75,000 line of credit with interest at prime plus 1.5% not less than 8%,
due May 2005, collateralized by personal guarantee by stockholders.                 17,506         23,222
                                                                                 ---------      ---------
                                                                                   120,708        122,092
Less current portion                                                               (44,126)       (53,800)
                                                                                 ---------      ---------
Total long-term debt                                                             $  76,582      $  68,292
                                                                                 =========      =========

In addition, there is a $30,000 line of credit that had no balance at December 31, 1999 or 1998.

At December 31, 1999, maturities of long-term debt for the five succeeding years are as follows:

2000                $ 44,126
2001                  27,469
2002                  30,165
2003                  18,948
                    --------
                    $120,708
                    ========

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


5.  LEASES

The Companies lease oil storage tanks under long term operating leases. Total expenses under these operating leases was $60,283 and $10,575 during 1999 and 1998, respectively.

Future minimum rentals under operating leases are as follows:

2000                    $219,150
2001                     116,550
                        --------
                        $335,700
                        ========

The leases include terms for renewal and for additional rents based upon volume of oil received.

6. RELATED PARTY TRANSACTIONS

The Companies purchase oil from a company owned by a relative of the principal stockholders. Purchases were $177,774, and $149,522 during the years ended December 31, 1999, and 1998, respectively.

7. SIGNIFICANT CUSTOMERS AND SUPPLIERS

Customers representing over 10% of revenue were as follows:

Customer:                                     1999       1998
                                              ----       ----
A (Ecogard, Inc aka First Recovery)           10%        38%
B (Gladieux Trading)                          14%        16%
C (Stone Co., Inc)                            --         13%
D (Stark Materials)                            7%        12%
E (Rio Energy)                                12%        --
F (Fortis International)                      21%        --

Suppliers representing over 10% of purchases of used oil were as follows:

Supplier:                                     1999       1998
                                              ----       ----
A (Akron Waste Oil)                           17%        15%
B (Central Ohio Oil)                          17%        14%
C (Tri-State Petroleum)                       10%        11%


8. SUBSEQUENT EVENT

The assets of the Companies were acquired by Probex Corp. on May 1, 2000.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

                    INTERIM CONDENSED COMBINED BALANCE SHEET

                                  (UNAUDITED)

                                                                MARCH 31
                                                                  2000
                                                               ----------
Assets
Current assets:
    Cash and cash equivalents                                  $  360,072
    Accounts receivable                                            52,723
    Inventories                                                    73,000
    Other current assets                                           56,995
                                                               ----------
Total current assets                                              542,790

Property and equipment--net                                       282,831
                                                               ----------
           Total assets                                        $  825,621
                                                               ==========


Liabilities and stockholders' equity
Current liabilities:
    Accounts payable and accrued expenses                      $  135,723
    Current portion of long-term debt                              44,126
                                                               ----------
Total current liabilities                                         179,849

Long-term debt, less current portion                               53,065

                                                               ----------
      Total  liabilities                                          232,914

Commitments and Contingencies                                          --

Stockholders' equity                                              592,707

                                                               ----------
                                                               $  825,621
                                                               ==========





See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

                INTERIM CONDENSED COMBINED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                     THREE MONTHS ENDED MARCH 31,
                                                       2000               1999
                                                    -----------       -----------

Revenues                                            $ 1,771,842       $   286,861
Cost of goods sold                                     (859,388)         (117,117)
                                                    -----------       -----------
Gross margin                                            912,454           169,744

Expenses:
           Selling, general and administrative          744,881           123,030
           Depreciation                                  13,613            20,091


                                                    -----------       -----------
Total Operating Expenses                                758,494           143,121
                                                    -----------       -----------
Operating income (loss)                                 153,960            26,623

Other income (expense):                                  27,561            (4,595)
                                                    -----------       -----------
Net income (loss)                                   $   181,521       $    22,028
                                                    ===========       ===========



See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.

              INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                      THREE MONTHS ENDED MARCH 31,
                                                          2000             1999
                                                        ---------       ---------
Operating activities
Net income                                              $ 181,521       $  22,028
Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                         13,613          20,091
      Changes in operating assets and liabilities:        203,154         (13,966)
                                                        ---------       ---------
Net cash provided by operating activities                 398,288          28,153

Investing activities                                           --              --

Financing activities
Cash distributions to investors                          (170,000)        (15,000)
Proceeds from (principal payments on) revolving           (23,517)        (12,173)
    line of credit and long-term debt--net
                                                        ---------       ---------
Net cash used in financing activities                    (193,517)        (27,173)

Increase in cash and cash equivalents                     204,771             980

Cash and cash equivalents at beginning of period          155,301           8,547
                                                        ---------       ---------
Cash and cash equivalents at end of period              $ 360,072       $   9,527
                                                        =========       =========


SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                  $   2,625       $   4,595
                                                        =========       =========




See accompanying notes.

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
            NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)



1. ORGANIZATION AND SUMMARY OF OPERATIONS

Petroleum Products, Incorporated ("PPI") was incorporated in the state of Ohio in 1981 and operates as a waste oil recycling company primarily in Ohio. Intercoastal Trading Company ("ITC"), which was incorporated in 1999 in the state of Ohio, purchases recycled oil from PPI and other used oil collectors and sells primarily in the Gulf Coast market.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

In the opinion of management, the accompanying interim financial statements, which have not been audited, reflect all adjustments necessary to present fairly the results for the interim periods. All of the accounting adjustments reflected in the accompanying interim financial statements are of a normal recurring nature. These interim financial statements should be read in conjunction with the Company's annual financial statements.

The accompanying interim financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles for interim financial information, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of March 31, 2000, and revenues and expenses for each of the three month periods ended March 31, 2000 and 1999. Actual results may differ from the estimates and assumptions used. The results of operations for the three month period ended March 31, 2000, are not necessarily indicative of the results to be expected for the year ended December 31, 2000.

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of PPI and ITC (collectively, the "Companies"). Intercompany balances and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on a first-in, first-out basis. There is a risk that the Companies will forecast demand for its products and market conditions incorrectly and

        PETROLEUM PRODUCTS, INC. AND INTERCOASTAL TRADING COMPANY, INC.
      NOTES TO INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)

accumulate excess inventories. Therefore, there can be no assurance that the Company will not accumulate excess inventory and incur inventory lower of cost or market charges in the future.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Provisions for depreciation are computed on straight-line over the estimated useful lives, ranging from 10 to 40 years for buildings and improvements and 7 to 10 years for equipment.

LONG-LIVED ASSETS

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less then the assets' carrying value. If impairment has occurred, an impairment loss would be recognized for the excess of the carrying value over the fair value of the assets.

REVENUE RECOGNITION

Revenue is recognized when title passes to the customer, typically upon delivery.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable, for which the carrying amounts approximate fair value.

INCOME TAXES

The Companies have elected to be taxed as an "S corporation", whereby the taxable income or loss is allocated to the stockholders and reported in their individual income tax returns. Accordingly, there is no provision for income taxes in the accompanying financial statements.

USE OF ESTIMATES

Preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                  PROBEX CORP.
                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

As discussed in "Item 2. Acquisition or Disposition of Assets," of Probex's Current Report on Form 8-K filed on May 16, 2000, dated May 1, 2000, Probex purchased substantially all of the assets of Petroleum Products, Inc. (PPI) and Intercoastal Trading Company, Inc. (ITC) for $4.6 million consisting of cash of $1.6 million, a promissory note of $1.5 million and the issuance of 800,000 shares of Probex common stock valued at $1.875 per share.

The accompanying pro forma combined condensed financial statements are based on the historical financial statements of Probex for the year ended September 30, 1999, and the six months ended March 31, 2000. The pro forma adjustments are based upon available information and assumptions that management of Probex believes are reasonable.

The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of Probex which would have occurred had such transaction been consummated on the dates indicated or Probex's financial position or results of operations for any future date or period.

The pro forma combined condensed financial statements do not include a provision for income taxes because Probex Corp. has sufficient losses to absorb income generated by Petroleum Products, Inc. and Intercoastal Trading Company, Inc.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                           Historical at            Pro Forma
                                                          March 31, 2000            Adjustments         As Adjusted
                                                          --------------           ------------         ------------
CURRENT ASSETS
Cash                                                       $  4,443,407            $ (1,600,000)(1)     $  2,843,407
Receivables                                                      31,572                   8,500 (2)           40,072
Inventory                                                                                73,278 (2)           73,278
Prepaid expense                                                  57,482                      --               57,482
                                                           ------------            ------------         ------------
Total Current Assets                                          4,532,461              (1,518,222)           3,014,239

PROPERTY AND EQUIPMENT                                        1,703,562                 927,375            2,630,937

Goodwill                                                             --               3,712,070 (2)        3,712,070

OTHER LONG TERM ASSETS                                           97,654                      --               97,654
                                                           ------------            ------------         ------------
Total Assets                                               $  6,333,677            $  3,121,223         $  9,454,900
                                                           ============            ============         ============


CURRENT LIABILITIES
Accounts payable                                           $     71,452                                 $     71,452
Line of Credit                                                       --            $     54,941 (2)           54,941
Promissory note                                                 750,000                 300,000 (1)        1,050,000
Accrued expenses                                                759,342                                      759,342
                                                           ------------            ------------         ------------
                                                              1,580,794                 354,941            1,935,735

LONG TERM LIABILITIES                                            15,080               1,200,000 (1)        1,281,362
                                                                                         66,282 (2)
STOCKHOLDERS EQUITY
Preferred Stock                                               4,634,412                                    4,634,412
Common Stock                                                 10,017,527               1,500,000 (1)       11,517,527
Deficit                                                      (9,913,509)                                  (9,913,509)
Treasury Stock                                                     (627)                                        (627)
                                                           ------------            ------------         ------------
Total Stockholders Equity                                     4,737,803               1,500,000            6,237,803

                                                           ------------            ------------         ------------
Total Liabilities and Stockholders' Equity                 $  6,333,677            $  3,121,223         $  9,454,900
                                                           ============            ============         ============


(1) To record purchase price consideration of cash of $1,600,000, note payable to seller of $1,500,000 and the issuance of 800,000 shares of common stock valued at $1.875 per share

(2) To allocate the purchase price to the assets acquired and the liabilities assumed and to recognize goodwill.

             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                      Fiscal Year Ended September 30, 1999

                               Historical
                               Year Ended
                              September 30,               Pro Forma           Pro Forma
                                  1999                   Adjustments         As Adjusted
                              -------------              -----------         -----------
Revenue                       $        --                $ 2,658,840 (3)     $ 2,658,840
Cost of Goods Sold                     --                 (1,309,717)         (1,309,717)
                              -----------                -----------         -----------
Gross Profit                           --                  1,349,123           1,349,123

Operating Expenses              2,318,224                  1,221,554(3,4,5)    3,539,778
                              -----------                -----------         -----------

Operating profit (loss)        (2,318,224)                   127,569          (2,190,655)

Other income (expense)            (96,803)                   (14,483)(3)        (111,286)
                              -----------                -----------         -----------
Net income (loss)             $(2,415,027)               $   113,086         $(2,301,941)
                              ===========                ===========         ===========
Net loss per share            $     (0.15)                                   $     (0.14)
                              ===========                                    ===========


                         Six Months Ended March 31, 2000


                              Historical
                              Six Months
                                Ended                     Pro Forma           Pro Forma
                             March 31, 2000              Adjustments         As Adjusted
                             --------------              -----------         -----------
Revenue                       $        --                $ 3,018,864(6)      $ 3,018,864

Cost of Goods Sold                     --                 (1,588,364)         (1,588,364)
                              -----------                -----------         -----------
Gross Profit                           --                  1,430,500           1,430,500

Operating Expenses              1,860,509                  1,058,464(4,5,6)    2,918,973
                              -----------                -----------         -----------

Operating profit               (1,860,509)                   372,036          (1,488,473)

Other income (expense)             51,321                     23,940 (6)          75,261
                              -----------                -----------         -----------
Net profit                    $(1,809,188)               $   395,976         $(1,413,212)
                              ===========                ===========         ===========
Net loss per share            $     (0.09)                                   $     (0.07)
                              ===========                                    ===========

(3) To record the combined operations of PPI and ITC for the year ended December 31, 1999.

(4) To record amortization of goodwill recorded in connection with the acquisition of PPI and ITC of $185,604 and $92,802 for the periods ended September 30, 1999 and March 31, 2000, respectively.

(5) To record interest expense on $1.5 million promissory note at 8% of $120,000 and $60,000 for the periods ended September 30, 1999 and March 31, 2000, respectively.

(6) To record the combined operations of PPI and ITC for the six months ended March 31, 2000.